UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 28, 2018

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2018, Eric K. Rowinsky, M.D., an independent director, notified the board of directors (the “Board”) of Navidea Biopharmaceuticals, Inc. (the “Company”) that he was retiring as a director and as Chairman of the Board, effective March 31, 2018. Following Dr. Rowinsky’s retirement, the Company’s Board consists of four members, of whom three are independent and each of whom will serve on both the Audit Committee and the Company’s Compensation, Nominating and Governance Committee (the “CNG Committee”).

The Board, through the CNG Committee, will begin the process of identifying a candidate to fill the vacancy on the Board created by Dr. Rowinsky’s retirement. At the conclusion of this process, and based upon the recommendation of the CNG Committee, the Board intends to appoint a new director to fill the unexpired vacancy of Dr. Rowinsky’s term as a director, which term shall expire at the 2019 Annual Meeting of Stockholders.

All of Dr. Rowinsky’s unvested stock options and restricted shares vested upon his retirement. All of his options are exercisable until June 30, 2019 (or, if earlier, the expiration of the original 10-year term). The Company also agreed to pay Dr. Rowinsky Board and committee fees through June 30, 2018 in an aggregate amount of $45,000 (for the first quarter and second quarter of 2018).

The retirement of Dr. Rowinsky was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIDEA BIOPHARMACEUTICALS, INC.

Date: April 2, 2018	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Operating Officer and Chief Financial Officer